Exhibit 99.1

Xponential Fitness, Inc. Acquires Tenth Brand, Body Fit Training, To Deliver Functional Training & Strength-Based Programs

•	Acquires Australia-based fitness franchisor with nearly 130 open locations across four countries and over 150 additional locations obligated to be opened within the next 12 months

•	Brings total number of Xponential international studios currently open or obligated to open to over 1,000 studios

IRVINE, Calif., October 13, 2021—Xponential Fitness, Inc. (NYSE: XPOF) (“Xponential” or “the Company”), a curator of leading boutique fitness brands, announced that effective today it has acquired Body Fit Training (“BFT”), an Australia-based fitness franchisor for a total of $44 million in a combination of cash on the balance sheet and debt from its existing senior secured loan facility. The acquisition is anticipated to be immediately accretive on an EBITDA margin basis. In connection with the transaction, Xponential acquired all of the intellectual property of BFT. Upon close, Xponential is also expected to enter into a Master Franchise Agreement with the BFT founders to provide support to all of its nearly 130 franchised studios across Australia, New Zealand, and Singapore, as well as an additional over 150 BFT studios previously sold and contractually obligated to open across the Asia Pacific region within the next 12 months. Xponential will also be directly servicing BFT studios in the United States and Canada.

Founded in 2017 in Melbourne, Australia, BFT offers community-based 50-minute functional, high-energy strength, cardio, and conditioning-based classes across 13 workout programs, each designed to achieve the unique health goals of its members. BFT uses scientifically proven training techniques aimed at reducing fat and creating lean muscle through a variety of training sessions overseen by highly accredited coaches in a dynamic group environment. In 2020, BFT received the APAC (Asia-Pacific) Franchise of the Year Award, recognizing its continued strong growth during 2020 despite national lockdowns.

“We are thrilled to announce the addition of our tenth brand with our acquisition of BFT,” said Anthony Geisler, Chief Executive Officer of Xponential Fitness, Inc. “Xponential has a proven history of seamlessly integrating brands into our platform. BFT expands our portfolio of boutique fitness offerings in a way that is highly complementary to our existing modalities. As with each of our current brands, we will leverage the Xponential Playbook to provide BFT robust franchisee support and access to best practices to generate synergies across our entire portfolio. We see significant opportunities to expand BFT’s existing studio base both in the U.S. and internationally and look forward to the brand’s continued success.”

“I, together with our Joint-CEO Richard Burnet, am excited for BFT to join the Xponential Fitness portfolio of leading brands,” said Cameron Falloon, Founder and Joint Chief Executive Officer of BFT. “Xponential is a premier fitness franchisor and the perfect partner to expand the BFT experience across the globe. We are confident that our members and franchisees will benefit from Xponential’s industry expertise and best-in-class platform.”

Following this most recent transaction, along with Rumble’s brand expansion in Australia, and the Company’s global presence across its other brands, Xponential Fitness now has over 1,000 international studios open or obligated to open in 10 countries outside of North America.

For more information on the transaction, please review the Company’s most recent filings with the Securities and Exchange Commission on Form 8-K, which is expected to be filed after close of market today. Additional details will also be discussed on the Company’s third quarter 2021 earnings conference call in November, the date for which will be announced in the coming weeks.

Financial Advisors

Jefferies LLC acted as a financial advisor to Xponential Fitness in the acquisition of BFT.

About Xponential Fitness, Inc.

Founded in 2017 and headquartered in Irvine, California, Xponential Fitness, Inc. (NYSE: XPOF) is a curator of leading boutique fitness brands across multiple verticals. Through its mission to make boutique fitness accessible to everyone, the Company has built and curated a diversified platform of ten boutique fitness brands spanning across verticals including Pilates, indoor cycling, barre, stretching, rowing, dancing, boxing, running, functional training and yoga. In partnership with its franchisees, Xponential Fitness offers energetic, accessible, and personalized workout experiences led by highly-qualified instructors in studio locations across the 48 U.S. states and Canada, and through master franchise or international expansion agreements in 10 additional countries as of October 13, 2021. Xponential Fitness’ portfolio of brands includes Club Pilates, the nation’s largest Pilates brand; CycleBar, the nation’s largest indoor cycling brand; StretchLab, a concept offering one-on-one and group stretching services; Row House, a high-energy, low-impact indoor rowing workout; AKT, a dance-based cardio workout combining toning, interval and circuit training; YogaSix, the largest franchised yoga brand; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements; STRIDE, a treadmill-based cardio and strength training concept; Rumble, a boxing-inspired full-body workout; and Body Fit Training, a functional training and strength-based program. For more information, please visit the Company’s website at xponential.com.

About Body Fit Training

Founded in 2017 by fitness industry veteran Cameron Falloon, Body Fit Training (“BFT”) is a fitness franchisor offering a community-based functional training and strength-based program through its locations in Australia, New Zealand, Singapore and the United States. Using science and technology to drive positive outcomes for people at all fitness levels, BFT offers 50-minute sessions across its 13 workout programs to help reduce fat and create lean muscle. By combining cardio with genuine resistance programs, members benefit from training a different energy system every day, training different muscle types, and not overloading on the same movement patterns day-in and day-out.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. These forward-looking statements include, without limitation, statements relating to Xponential’s acquisition of BFT; the expected business and financial benefits resulting from the acquisition; and the number of BFT studios that may be opened under the master franchise agreement. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business and franchisees; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international market; and loss or reputation and brand awareness; and other risks as described in the filings of Xponential with the Securities and Exchange Commission, including the Quarterly Report on Form 10-Q. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contact:

Kimberly Esterkin

Addo Investor Relations

investor@xponential.com

(310) 829-5400

3